EXHIBIT 32.1


CERTIFICATION  PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of World Waste Technologies, Inc. on Form 10-QSB for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, being, John Pimentel, Chief Executive Officer of World Waste Technologies, Inc., does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, based on his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition of the Company and the results of operations of the Company.


Dated: May 22, 2006



/s/ John Pimentel
-----------------
John Pimentel, Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to World Waste Technologies, Inc. and will be retained by World Waste Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certificate is being furnished to the Securities and Exchange Commission as an exhibit to this Form 10QSB and shall not be considered filed as part of this Form 10QSB.


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